EXHIBIT 99.5
ENCORE ACQUISITION COMPANY
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
INTRODUCTION
     Encore Acquisition Company (“Encore”), a Delaware corporation, acquires and develops oil and natural gas reserves from onshore fields in the United States. Since 1998, it has acquired producing properties with proven reserves and leasehold acreage and grown the production and proven reserves by drilling, exploring, reengineering or expanding existing waterflood projects, and by applying tertiary recovery techniques.
     On January 16, 2007, Encore entered into a Purchase and Sale Agreement to acquire certain oil and natural gas properties and related assets in the Big Horn Basin of Wyoming (“Big Horn”) from certain subsidiaries of Anadarko Petroleum Corporation (“Anadarko”). Big Horn is comprised of assets in or near the Elk Basin field (“Elk Basin”) in Park County, Wyoming and Carbon County, Montana and the Gooseberry field (“Gooseberry”) in Park County, Wyoming. The Big Horn acquisition was completed on March 7, 2007 and accordingly, the actual operating results related to the acquired properties are included in Encore’s operating results from that date forward.
     On January 23, 2007, Encore entered into a Purchase and Sale Agreement to acquire certain oil and natural gas properties and related assets in the Williston Basin (“Williston” and together with Big Horn, the “Acquisitions”) of Montana and North Dakota from certain subsidiaries of Anadarko. The Williston acquisition was completed on April 11, 2007 and accordingly, the actual operating results related to the acquired properties will be included in Encore’s operating results from that date forward.
     On May 16, 2007, Encore entered into a Purchase and Sale Agreement to sell certain oil and natural gas properties and related assets in the Mid-Continent (“Mid-Continent” or the “Disposition”) to Crow Creek Energy II L.L.C. The Disposition was completed on June 29, 2007 and accordingly, the actual operating results related to the disposed properties will be excluded from Encore’s operating results from that date forward.
     The accompanying unaudited pro forma consolidated financial statements should be read together with the historical audited consolidated financial statements of Encore included in its Annual Report on Form 10-K for the year ended December 31, 2006, the unaudited consolidated financial statements of Encore included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2007, and the audited and unaudited Statements of Revenues and Direct Operating Expenses of each of the Acquisitions incorporated by reference into this report. The accompanying unaudited pro forma consolidated financial statements were derived by making certain adjustments to the historical financial statements of Encore. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the unaudited consolidated pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the unaudited consolidated pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial statements.
     The accompanying unaudited consolidated pro forma financial statements give effect to the Acquisitions and the Disposition by Encore. The unaudited consolidated pro forma balance sheet assumes that the Williston acquisition, the Disposition, and related transactions occurred on March 31, 2007 (the Big Horn acquisition was completed on March 7, 2007 and therefore included in Encore’s unaudited balance sheet as of March 31, 2007). The unaudited pro forma consolidated statements of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007 assumes that the Acquisitions, the Disposition, and related transactions occurred on January 1, 2006.

ENCORE ACQUISITION COMPANY
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2007
(in thousands, except share and per share amounts)

		Williston		Mid-Continent
	Encore	Pro Forma		Pro Forma		Pro Forma
	Historical	Adjustments		Adjustments		as Adjusted

ASSETS

Current assets:
Cash and cash equivalents	$626	$—		—		$626
Accounts receivable	82,151	2,746	(a)	(3,102	)(b)	81,795
Inventory	21,380	—		—		21,380
Derivatives	15,283	—		—		15,283
Deferred taxes	21,833	—		—		21,833
Prepaid expenses	3,357	—		—		3,357

Total current assets	144,630	2,746		(3,102)		144,274

Properties and equipment, at cost:
Proved properties, including wells and related equipment	2,525,564	380,139	(a)	(352,249	)(b)	2,553,454
Unproved properties	47,007	16,134	(a)	(12,719	)(b)	50,422
Accumulated depletion, depreciation, and amortization	(398,893)	—		49,051	(b)	(349,842)

	2,173,678	396,273		(315,917)		2,254,034

Other property and equipment	18,619	—		—		18,619
Accumulated depreciation	(8,260)	—		—		(8,260)

Total other property and equipment	10,359	—		—		10,359

Other assets:
Goodwill	60,606	—		—		60,606
Derivatives	40,269	—		—		40,269
Acquisition deposit	41,000	—		—		41,000
Other	55,298	—		—		55,298

Total other assets	197,173	—		—		197,173

Total assets	$2,525,840	$399,019		$(319,019)		$2,605,840

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$26,044	$—		$—		$26,044
Accrued liabilities:
Lease operations expense	10,868	638	(a)	—		11,506
Development capital	35,572	—		—		35,572
Interest	14,766	—		—		14,766
Production, ad valorem, and severance taxes	13,389	247	(a)	—		13,636
Oil purchases	4,028	—		—		4,028
Derivatives	62,113	—		—		62,113
Other	24,302	1,168	(a)	(37	)(b)	25,433

Total current liabilities	191,082	2,053		(37)		193,098

Long-term debt	1,201,802	393,265	(a)	(286,199	)(b)	1,308,868
Deferred taxes	268,700	—		—		268,700
Derivatives	35,057	—		—		35,057
Future abandonment cost	29,043	3,701	(a)	(1,709	)(b)	31,035
Other	1,124	—		—		1,124

Total liabilities	1,726,808	399,019		(287,945)		1,837,882

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 authorized, none issued and outstanding	—	—		—		—
Common stock, $.01 par value, 144,000,000 authorized, 53,126,504 issued and outstanding	532	—		—		532
Additional paid-in capital	460,857	—		—		460,857
Treasury stock, at cost, of 17,809 shares	(392)	—		—		(392)
Retained earnings	365,181	—		(31,074	)(b)	334,107
Accumulated other comprehensive loss	(27,146)	—		—		(27,146)

Total stockholders’ equity	799,032	—		(31,074)		767,958

Total liabilities and stockholders’ equity	$2,525,840	$399,019		$(319,019)		$2,605,840

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ENCORE ACQUISITION COMPANY
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007
(in thousands, except per share amounts)

		Big Horn Acquistion
	Encore	Gooseberry	Elk Basin	Williston	Mid-Continent		Pro Forma		Pro Forma
	Historical	Historical	Historical	Historical	Historical		Adjustments		as Adjusted
Revenues:
Oil	$82,623	$2,024	$10,459	$21,491	$(3,327)	(c)	$—		$113,270
Natural gas	32,978	—	127	1,357	(10,671)	(c)	—		23,791
Marketing and other	14,941	—	3,575	—	—		—		18,516

Total revenues	130,542	2,024	14,161	22,848	(13,998)		—		155,577

Expenses:
Production:
Lease operations	30,520	307	1,965	5,737	(2,692)	(c)	—		35,837
Production, ad valorem, and severance taxes	12,515	260	1,262	1,714	(985)	(c)	—		14,766
Depletion, depreciation, and amortization	35,028	—	—	—	—		(4,706)	(d)	43,231
							12,909	(e)
Exploration	11,521	—	—	—	—		(3,314)	(f)	8,207
General and administrative	7,360	—	—	—	—		—		7,360
Derivative fair value loss	45,614	—	—	—	—		—		45,614
Marketing and other operating	17,576	—	3,370	—	(370)	(c)	(19)	(g)	20,655
							98	(h)

Total expenses	160,134	567	6,597	7,451	(4,047)		4,968		175,670

Operating income (loss)	(29,592)	1,457	7,564	15,397	(9,951)		(4,968)		(20,093)

Other income (expenses):
Interest	(16,287)	—	—	—	—		(11,382)	(i)	(32,873)
							(4,930)	(j)
							(274)	(k)
Other	431	—	—	—	—		—		431

Total other income (expenses)	(15,856)	—	—	—	—		(16,586)		(32,442)

Income (loss) before income taxes	(45,448)	1,457	7,564	15,397	(9,951)		(21,554)		(52,535)

Income tax benefit (provision)	16,019	—	—	—	—		2,728	(l)	18,747

Net income (loss)	$(29,429)	$1,457	$7,564	$15,397	$(9,951)		$(18,826)		$(33,788)

Net loss per common share:
Basic	$(0.55)								$(0.64)
Diluted	$(0.55)								$(0.64)

Weighted average common shares outstanding:
Basic	53,077								53,077
Diluted	53,077								53,077
The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ENCORE ACQUISITION COMPANY
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(in thousands, except per share amounts)

		Big Horn Acquistion
	Encore	Gooseberry	Elk Basin	Williston	Mid-Continent		Pro Forma		Pro Forma
	Historical	Historical	Historical	Historical	Historical		Adjustments		as Adjusted
Revenues:
Oil	$346,974	$12,365	$63,695	$108,057	$(9,903)	(c)	$—		$521,188
Natural gas	146,325	—	2,395	7,042	(42,893)	(c)	—		112,869
Marketing and other	147,563	—	3,649	—	—		—		151,212

Total revenues	640,862	12,365	69,739	115,099	(52,796)		—		785,269

Expenses:
Production:
Lease operations	98,194	3,593	7,435	20,576	(6,927)	(c)	—		122,871
Production, ad valorem, and severance taxes	49,780	1,625	7,839	9,695	(3,893)	(c)	—		65,046
Depletion, depreciation, and amortization	113,463	—	—	—	—		(21,494)	(d)	169,894
							77,925	(e)
Exploration	30,519	—	—	—	—		(6,435)	(f)	24,084
General and administrative	23,194	—	—	—	—		—		23,194
Derivative fair value gain	(24,388)	—	—	—	—		—		(24,388)
Marketing and other operating	158,594	—	5,598	—	(1,368)	(c)	3,021	(g)	166,358
							513	(h)

Total expenses	449,356	5,218	20,872	30,271	(12,188)		53,530		547,059

Operating income (loss)	191,506	7,147	48,867	84,828	(40,608)		(53,530)		238,210

Other income (expenses):
Interest	(45,131)	—	—	—	—		(35,753)	(i)	(95,408)
							(12,879)	(j)
							(1,645)	(k)
Other	1,429	—	—	—	—		—		1,429

Total other income (expenses)	(43,702)	—	—	—	—		(50,277)		(93,979)

Income (loss) before income taxes	147,804	7,147	48,867	84,828	(40,608)		(103,807)		144,231

Income tax benefit (provision)	(55,406)	—	—	—	—		1,340	(l)	(54,066)

Net income (loss)	$92,398	$7,147	$48,867	$84,828	$(40,608)		$(102,467)		$90,165

Net income per common share:
Basic	$1.78								$1.74
Diluted	$1.75								$1.71

Weighted average common shares outstanding:
Basic	51,865								51,865
Diluted	52,736								52,736
The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ENCORE ACQUISITION COMPANY

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Basis of Presentation
          The historical financial information is derived from the historical consolidated financial statements of Encore. The unaudited pro forma balance sheet as of March 31, 2007 has been prepared as if the Williston acquisition, the Disposition, and related transactions had taken place on March 31, 2007 (the Big Horn acquisition was completed on March 7, 2007 and therefore included in Encore’s unaudited balance sheet as of March 31, 2007). The unaudited pro forma statement of operations for the year ended December 31, 2006 and for the three months ended March 31, 2007 assumes that the Acquisitions, the Disposition, and related transactions occurred on January 1, 2006 (the Big Horn acquisition was completed on March 7, 2007 and therefore, the operating results from that date through March 31, 2007 are included in Encore’s unaudited statements of operations for the three months ended March 31, 2007).
Note 2. Pro Forma Assumptions and Adjustments
          We made the following adjustments in the preparation of the unaudited pro forma financial statements:
a)	To record the Williston acquisition for $393.3 million (including estimated transaction costs of approximately $1.2 million) financed with borrowings under Encore’s revolving credit facilities. The allocation of the purchase price to the assets acquired and liabilities assumed is preliminary and, therefore, subject to change. Any future adjustments to the allocation of the purchase price are not expected to have a material effect on Encore’s financial condition, results of operations, or cash flows.

The calculation of the total purchase price and the allocation to the fair value of the Williston assets acquired and liabilities assumed from Anadarko are as follows (in thousands):

Calculation of total purchase price:
Cash paid to Anadarko	$392,065
Transaction costs	1,200

Total purchase price	$393,265

Allocation of purchase price to the fair value of net assets acquired:
Accounts receivable	$2,746
Proved properties, including wells and related equipment	380,139
Unproved properties	16,134

Total assets acquired	399,019

Current liabilities	(2,053)
Future abandonment cost	(3,701)

Total liabilities assumed	(5,754)

Fair value of net assets acquired	$393,265

b)	To record the Disposition for $286.2 million.

c)	Reflects the elimination of revenues and direct operating expenses associated with the Disposition.

d)	Reflects the elimination of depletion, depreciation, and amortization of oil and natural gas properties associated with the Disposition.

e)	Reflects the adjustment of additional depletion, depreciation, and amortization of oil and natural gas properties associated with the Acquisitions. Certain plant and pipeline equipment is depreciated on a straight-line basis over estimated useful lives, which range from three to ten years. The remaining capitalized costs are amortized on a unit-of-production basis over the remaining life of total proved developed reserves or proved reserves, as applicable.

f)	Reflects the elimination of exploration expense of oil and natural gas properties associated with the Disposition.

g)	Reflects the elimination of accretion of discount on amounts accrued for future abandonment costs of the Disposition.

ENCORE ACQUISITION COMPANY

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
h)	Reflects the accretion of discount on amounts accrued for future abandonment costs of the Acquisitions.

i)	Reflects estimated incremental interest expense associated with borrowings under Encore’s revolving credit facilities to fund the Acquisitions.

j)	Reflects estimated reduction in interest expense associated with the repayment of outstanding borrowings under Encore’s revolving credit facilities with the proceeds from the Disposition.

k)	Reflects the amortization of additional debt issuance costs incurred in connection with Encore’s new revolving credit facilities over the term of those facilities. Encore financed the Acquisition through borrowings under its new revolving credit facilities. See “Note 3. Revolving Credit Facilities” for additional discussion.

l)	Reflects estimated incremental income tax provision associated with the additional operating income from the Acquisitions and the elimination of the operating income of Disposition and the pro forma adjustments using a 38.5% and 37.5% incremental tax rate for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively.
Note 3. Revolving Credit Facilities
     Encore Acquisition Company Senior Secured Credit Agreement
     On March 7, 2007, Encore entered into a five-year amended and restated credit agreement (the “Encore Credit Agreement”) with Bank of America, N.A., as administrative agent and letter of credit issuer, Fortis Capital Corp., and Wachovia Bank, N.A., as co-syndication agents, BNP Paribas and Calyon New York Branch, as co-documentation agents, Banc of America Securities LLC, as sole lead arranger and sole book manager, and other lenders. The Encore Credit Agreement amended and restated Encore’s Amended and Restated Credit Agreement dated as of August 19, 2004, as amended. The Company incurred approximately $6.6 million of debt issuance costs related to the Encore Credit Agreement, which is being amortized to interest expense over the remaining term.
     Encore Energy Partners Operating LLC Credit Agreement
     On March 7, 2007, Encore Energy Partners Operating LLC (“EEPO”), a Delaware limited liability company and indirect wholly owned non-guarantor subsidiary of Encore entered into a five-year credit agreement (the “EEPO Credit Agreement”) with Bank of America, N.A., as administrative agent and letter of credit issuer, and Banc of America Securities LLC, as sole lead arranger and sole book manager, and other lenders. The EEPO Credit Agreement provides for revolving credit loans to be made to EEPO from time to time and letters of credit to be issued from time to time for the account of EEPO or any of its restricted subsidiaries. The Company incurred approximately $1.6 million of debt issuance costs related to the EEPO Credit Agreement, which is being amortized to interest expense over the remaining term.
Note 4. Pro Forma Earnings (Loss) Per Share
     The following table reflects the pro forma earnings (loss) per share data for the periods indicated:

ENCORE ACQUISITION COMPANY

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended	Year Ended
	March 31,	December 31,
	2007	2006
	(in thousands, except per share data)
Numerator:
Pro forma net income (loss)	$(33,788)	$90,165

Denominator:
Denominator for basic EPS:
Weighted average shares outstanding	53,077	51,865
Effect of dilutive options and diluted restricted stock (a)	—	871

Denominator for diluted EPS	53,077	52,736

Pro forma net income (loss) per common share:
Basic	$(0.64)	$1.74
Diluted	$(0.64)	$1.71

(a)	Options to purchase 1,498,202 shares and 190,406 shares of common stock were outstanding but not included in the above calculation of EPS for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively, because their effect would be antidilutive.
Note 5. Oil & Natural Gas Producing Activities
     There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures. Oil and natural gas reserve engineering is and must be recognized as a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in any exact way, and estimates of other engineers might differ materially from those included herein. The accuracy of any reserve estimate is a function of the quality of available data and engineering, and estimates may justify revisions. Accordingly, reserve estimates are often materially different from the quantities of oil and natural gas that are ultimately recovered. Reserve estimates are integral to management’s analysis of impairments of oil and natural gas properties and the calculation of depletion, depreciation, and amortization on these properties.
     Estimated pro forma net quantities of proved oil and natural gas reserves are as follows as of December 31, 2006:

	Encore			Total
	Historical	Acquisitions	Disposition	Pro Forma
Proved reserves:
Oil (MBbl)	153,434	35,685	1,465	190,584
Natural gas (MMcf)	306,764	19,496	95,703	421,963
Combined (MBOE)	204,561	38,934	17,416	260,911
Proved developed reserves:
Oil (MBbl)	94,246	32,023	999	127,268
Natural gas (MMcf)	235,049	18,229	7,103	260,381
Combined (MBOE)	133,421	35,061	2,183	170,665
     The changes in pro forma proved reserves were as follows for 2006:

	Encore Historical			Acquisitions			Disposition			Total Pro Forma
		Natural	Oil		Natural	Oil		Natural	Oil		Natural	Oil
	Oil	Gas	Equivalent	Oil	Gas	Equivalent	Oil	Gas	Equivalent	Oil	Gas	Equivalent
	(MBbl)	(MMcf)	(MBOE)	(MBbl)	(MMcf)	(MBOE)	(MBbl)	(MMcf)	(MBOE)	(MBbl)	(MMcf)	(MBOE)
Balance, December 31, 2005	148,387	283,865	195,698	41,556	23,991	45,555	1,388	75,339	13,944	191,331	383,195	255,197
Acquisitions of minerals-in-place	25	235	64	—	—	—	—	—	—	25	235	64
Extensions and discoveries	3,269	78,861	16,412	422	240	462	451	40,465	7,195	4,142	119,566	24,069
Improved recovery	10,935	941	11,092	—	—	—	—	—	—	10,935	941	11,092
Revisions of estimates	(1,847)	(33,682)	(7,461)	(2,944)	(3,177)	(3,475)	(210)	(12,793)	(2,341)	(5,001)	(49,652)	(13,277)
Production	(7,335)	(23,456)	(11,244)	(3,349)	(1,558)	(3,608)	(164)	(7,308)	(1,382)	(10,848)	(32,322)	(16,234)

Balance, December 31, 2006	153,434	306,764	204,561	35,685	19,496	38,934	1,465	95,703	17,416	190,584	421,963	260,911

     Reserves for the Acquisitions as shown in the above table includes Big Horn and Williston. Reserves for Big Horn as of December 31, 2005 are derived from unaudited footnotes to the Statements of Revenues and Direct Operating Expenses of

ENCORE ACQUISITION COMPANY

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
the Anadarko Elk Basin Operations and the Anadarko Gooseberry Operations. Reserves for Williston as of December 31, 2006 and 2005 as shown in the table above are derived from unaudited footnotes to the Statements of Revenues and Direct Operating Expenses of the Anadarko Williston Operations. Reserves for Big Horn as of December 31, 2006 as shown in the table above were estimated by our internal engineering staff. These reserve amounts for Big Horn as of December 31, 2006 differ from the reserves at December 31, 2006 included in the unaudited footnotes to the Statements of Revenues and Direct Operating Expenses of the Anadarko Elk Basin Operations and the Anadarko Gooseberry Operations. Proved reserves and future net revenues as of December 31, 2006 and 2005 were estimated in accordance with the standards of the Securities and Exchange Commission Regulation S-X, Rule 4-10 (a). Differences in the two reserves estimates are based on the following reasons. Future forecasts of production volumes and future net revenues as of December 31, 2005 were based on the prevailing direct operating expenses, field performance and market pricing conditions combined to calculate an economic life for the properties. As of December 31, 2006, the prevailing economic environment changed, including direct operating expenses, field performance and market pricing conditions, leading to a different forecast of the economic life for the properties. The combination of these changes has resulted in a reduction to reserves. The amounts by which these reserve estimates differ at December 31, 2006 has been included as a revision of quantity estimates in the above table. The decrease in reserves attributable to revisions can be attributed to (1) different expectations as to future decline rates and the resultant property lives, (2) available time to perform engineering analysis required before undeveloped reserves can meet the criteria for being considered proved, (3) availability of geographical and/or geophysical information for the properties, (4) overall familiarity with the properties and availability of reliable data needed to calculate expected future yield of natural gas liquids, (5) differing expectations regarding the number of years over which liquids extraction is expected to be profitable and therefore the total volume of liquids included in reserves, and (6) noticeably lower natural gas prices at December 31, 2006 as compared to at December 31, 2005.